Appendix L

                            ASSET PURCHASE AGREEMENT


      This ASSET PURCHASE AGREEMENT is dated as of January 23, 1998, (this "Agreement") by and between APPROVED RESIDENTIAL MORTGAGE, INC., a Virginia Corporation having its corporate address in Virginia (the "Buyer"), and FUNDING CENTER OF GEORGIA, INC., a Georgia Corporation, having its corporate address in Georgia (the "Seller"), and PRESTON TUNIS and DAVID TALESNICK, the sole owners of Seller (the "Shareholders").


                                  INTRODUCTION
                                  ------------

      The Seller is engaged in the business of brokering mortgage loans (the "Business"). In the past the Seller has not been involved in funding loans or purchasing or selling loans.

      The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the assets used by or usable in the operations of the Business on a going concern basis, upon the terms and subject to the conditions set forth in this Agreement.

      To accomplish such purpose and in consideration for the agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

      For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined).

            "ACQUISITION" means the acquisition of Seller's Purchased Assets by the Buyer, including all related transactions provided for in or contemplated by this Agreement or any Schedule hereto.

            "AFFILIATE" of a Person shall mean a person or entity controlling, controlled by or under common control with such Person.

            "AGREEMENT" shall mean this Asset Purchase Agreement, as the same may be hereafter amended, including all schedules and exhibits hereto.

            "BUSINESS" means the existing business of brokering mortgage loans including operations, facilities, assets, financial condition, results of operations, finances, markets, products, competitive position, customers and customer relations and personnel of the Seller.

            "BUYER" means Approved Residential Mortgage, Inc.

            "CLOSING"   shall  mean  the   consummation   of  the   transactions
contemplated by this Agreement.

            "CLOSING  DATE"  shall have the  meaning  set forth in  Section  8.1 hereof.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            "ENVIRONMENTAL LAWS" shall mean any and all federal, state and local statutes, codes, rules, regulations, ordinances and orders of any governmental authority relating to the prevention, remediation or regulation of contamination of the air, water or soil, or regulation or restrictions of the contaminants, including those relating to Hazardous Substances.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EMPLOYEE BENEFIT PLAN" means "employee benefit plans" as defined in section 3(3) of ERISA and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Seller or any subsidiary, or any affiliate or under which the Seller or any affiliate has any obligation or liability, whether actual or contingent, including, without limitations all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

            "GAAP" shall mean generally accepted accounting principles in effect in the United States of America, as applied in a manner consistent with the application by Seller in the preparation of its historical financial statements.

            "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, gas or particular matter which has been determined to be a health danger, soil, water or air contaminate or which is regulated by any state or local governmental authority or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste", under any provision of Federal, state or local law or rule or regulation thereunder; (ii) composed of petroleum or has petroleum base (except where used or present in strict compliance with the Environmental Laws and not released into the environment); (iii) composed of friable asbestos or materials containing friable asbestos; (iv) polychlorinated biphenyls; (v) radioactive material; (vi) designated as a toxic pollutant pursuant to federal law including Section 311 of the Clean Water Act, 33 U.S.C. [Section] 1251, et seq., (33 U.S.C. [Section] 1317); (vii) defined as a "hazardous waste" pursuant to Section 1003 of the Resource Conservation and Recovery Act, 42 U.S.C. [Section] 6901, et seq., (42 U.S.C. [Section] 6903); or
(viii) defined as a "hazardous substance" pursuant to section 101 of CERCLA.

            "LIEN" shall mean any lien, mortgage, pledge, conditional sale agreement, security interest, restriction, claim, option, encumbrance or right of a third party of any kind or nature.

            "MATERIAL AGREEMENT" shall mean any written or oral contract, agreement, undertaking or commitment relating to the Business, the Purchased Assets, or the Assumed Liabilities, with or to any Person whatsoever, other than any such agreement which (a) may be terminated on not more than fifteen (15) days notice without fixed or contingent liability or obligation (present, past or future) to the Seller or the Business.

            "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, federal, foreign, state, local or municipal governmental unit, instrumentality or agency or any other entity.

            "PURCHASE  PRICE" shall have the meaning  given set forth in Section
2.4 hereof.

            "SELLER" shall mean Funding Center of Georgia, Inc., a Georgia corporation.

            "SHAREHOLDER" shall mean Preston Tunis and David Talesnick.

                                    ARTICLE II
                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

      2.1   Purchase and Sale of Assets.

            (a) Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall purchase, and Seller shall transfer and deliver to Buyer, free and clear of all Liens (except for liens disclosed on the Creditor and Liens Schedule) by appropriate deeds, bills of sale, assignments and other instruments satisfactory to Buyer and its counsel, all assets, properties, rights, titles and interests of every kind and nature owned or leased by Seller (including indirect and other forms of beneficial ownership) as of the Closing Date, which are used in or associated with the Business, whether tangible, intangible, real or personal and wherever located and by whomever possessed (the "Purchased Assets"), including, without limitation, all of the following assets but excluding all Excluded Assets:

                  (1)   Cash and cash equivalents net of outstanding checks;

                  (2)   Accounts receivable;

                  (3)   Prepayments and prepaid expenses;

                  (4) Interests in real estate (including, without limitation, land, buildings, fixtures, fittings and improvements thereon, and easements, licenses, rights of way, permits, and the other appurtenances thereto, including appurtenant rights in and to public streets, whether or not vacated), whether owned, leased, subleased or otherwise;

                  (5)   Raw materials, inventories and supplies;

                  (6) Machinery, equipment, vehicles, tools, molds, furniture, spare parts and supplies, computers, software, telephone and all equipment and supplies relating to the foregoing, and all other tangible personal property;

                  (7) Sale and purchase agreements and orders, and all rights existing under supply and distribution agreements and arrangements, and other contract rights;

                  (8) Distribution systems and networks (including, without limitations all rights to employ sales representatives) and all rights to hire employees and to any noncompetition agreement signed by Seller's employees;

                  (9) All lists and records pertaining to customer accounts (whether past or current), suppliers, distributors, personnel and agents and all other books, ledgers, files, documents, correspondence and business records;

                  (10) All claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to Excluded Assets or Excluded Liabilities;

                  (11) Patents, patent rights, applications, disclosures and inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered copyrights; all registrations, applications and renewals for any of the foregoing; all trademarks/servicemarks and tradenames, including the name "Funding Center of Georgia" and all goodwill associated therewith; all trade secrets, confidential information, ideas, formulas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium) (all of the foregoing other than items constituting Excluded Assets are referred to herein as the "Proprietary Rights"); all income, royalties, damages and payments due at Closing or thereafter with respect to the Proprietary Rights and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof; all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries;

                  (12) Permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies, including, without limitation, those listed on the attached "Licenses Schedule" (Schedule 3.25) and all data and records pertaining thereto;

                  (13) Insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, nonconformance of or loss to the Purchased Assets;

                  (14) Rights to receive and relating to the Business or the Purchased Assets including, without limitation, Accounts Receivable receivable payments;

                  (15)    Books,    records,    ledgers,    files,    documents,
correspondence, lists, studies and reports and other printed or written materials; and

                  (16) All of the goodwill associated with the Business, including the name "Funding Center of Georgia" and logo, and to the extent that it can be used by the Buyer, the exclusive right to use telephone numbers, and all lists of present vendors and addresses and the past procurement history on each, records of Seller's prices and customers, sales literature, catalogs or promotional material, and all other records, contracts, invoices, books, files and various documents, including any and all rights, licenses, permits, consents, authorizations and approvals that are transferable, customer files including lists and contact data, past order records and sales history, payable records, receivable records; vendor records including payable records, receiving records, vendor list and contact data, purchase history if available and aged trial balance; employee records including payroll, payroll deduction and employee history

            (b) Excluded Assets. Notwithstanding the foregoing, those assets specified on Schedule 2.1(b) are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets.

      2.2   Limited Assumption of Liabilities.

            (a) Limited Assumed Liabilities. Buyer will not assume or in any way be responsible for any liabilities or obligations of Seller or any other liabilities or obligations whatsoever related to the operation of the Seller's Business or condition of the Purchased Assets at any time, whether or not disclosed, except those liabilities as specifically provided in Schedule 2.2(a) ("Assumed Liabilities").

            (b) Excluded Liabilities. Except as and only to the extent expressly set forth in Schedule 2.2(a), the Assumed Liabilities Schedule, Buyer shall not assume or be liable for any liabilities or obligations of Seller, including, without limitation, the following:

                  (1) Any liability, obligation or duty which results from any contract, promise, representation or warranty of Seller or Shareholders, any wrong (whether intentional or negligent, and whether of commission or omission) by the Seller or Shareholders, occurring at any time, and any liability or obligation imposed by any federal, state or local law, ordinance, rule or regulation (including tax laws, rules and regulations) relating to the Seller, its business activities and operations, or relating to the Shareholders prior to or on the date of Closing;

                  (2) Any liability or obligation of Seller to or for the benefit of any of its employees or any collective bargaining agent representing any such employees;

                  (3) Any liabilities or obligations arising under or relating to any Employee Benefit Plan (including, but not limited to, any claim of any governmental agency, any trustee, any fiduciary, any plan administrator, any person dealing with an Plan, any employee or any beneficiary);

                  (4) Any accrued vacation pay, sick pay, severance pay or other form of compensation or bonus of the Seller's employees as of the Closing Date;

                  (5) Fees, costs and expenses incurred or to be incurred by the
Seller  for  legal,   accounting  or  other  services  in  connection  with  the transactions contemplated by this Agreement;

                  (6) Any and all sales or transfer taxes incurred in connection with the consummation of the transactions contemplated by this Agreement; and

                  (7) Any liability under any applicable Bulk Sales law

      2.3   Employees.

            (a) Buyer agrees to employ "at will" (except to the extent Buyer enters a written employment contract to the contrary with that employee) current employees of Seller as listed on Schedule 3.15(b) following the Closing.

            (b) Buyer shall grant all employees of Seller hired by Buyer within 30 days after the Closing Date credit for service with Seller prior to the Closing Date for purposes of documenting such employees' eligibility and vesting under Buyer's employee benefits plans.

            (c) Buyer will provide group health coverage to the Employees hired, will give credit for time with Seller, and will cover preexisting conditions to the extent they are covered under Seller's policy.

      2.4 Purchase Price. Subject to the conditions contained in this Agreement, and subject to the adjustments hereafter set forth, the consideration for the Purchased Assets (the "Purchase Price") shall be the sum of THREE MILLION THREE HUNDRED THOUSAND DOLLARS ($3,300,000). The price will be paid as follows:

            (a)   Six Hundred Thousand ($600,000) Dollars in cash at Closing;

            (b) Three Hundred Thousand ($300,000) Dollars in equal semi-monthly installments during each of the 36 months following the Closing Date;

            (c) Subject to subsections (d) and (e) below, the balance of Two Million Four Hundred Thousand ($2,400,000) Dollars will be deferred with three
(3) principal payments of Eight Hundred Thousand ($800,000) Dollars each on January 1, 1999, January 1, 2000, and January 1, 2001, with interest at six percent (6%) per annum, payable on the principal payment dates. Buyer shall have the right and option within its sole discretion to pay fifty percent (50%) of the deferred purchase price in common stock of Approved Financial Corp., ("Approved Common Stock"), with the number of shares being determined by dividing the applicable portion of the deferred price by the "Average Price." The "Average Price" of one share of Approved Common Stock shall mean the average closing price of Approved Common Stock on the NASD electronic bulletin board market (or the market on which the Approved Common Stock is then traded) for the ten (10) trading days preceding the deferred purchase price payment date;

            (d) If the annual pre-tax net profits for the Funding Center of Georgia offices is less than Two Million Six Hundred Thousand ($2,600,000) Dollars in 1998, or less than Two Million Nine Hundred Thousand ($2,900,000.00) Dollars in 1999 or 2000, then the annual deferred payment of principal of Eight Hundred Thousand ($800,000) Dollars for that year will be reduced by the same percentage. For example, if the pre-tax net profits are five percent (5%) less than Two Million Six Hundred Thousand ($2,600,000.00) Dollars in 1998, then the Eight Hundred Thousand ($800,000) Dollars principal will be reduced by five percent (5%) (and the interest will be calculated on the reduced principal).

            (e) Purchase Price Adjustment. If, during the period prior to the payment in full of the deferred purchase price in subsection 2.4(c), either Shareholder's employment with Buyer should be terminated without cause, the reduction formula in Section 2.4(d) shall not be applicable to that Shareholder as to any remaining unpaid balance of deferred purchase price.

                  If, prior to the payment in full of the deferred purchase price in subsections 2.4(b) and (c), either Shareholder should terminate employment with Buyer or be terminated for cause as defined in their respective Employment Agreements other than for failure to meet the Profit Target, then the remaining unpaid portion of the deferred purchase price shall be adjusted as follows:

                  (i) any portion already paid at the time of termination will not be affected;

                  (ii) no further payments will be made under subsection 2.4(b);

                  (iii) the annual payment that would be made for the calendar year in which the termination of employment occurred will be prorated by multiplying the next annual payment that would have become due as determined in
Section 2.4(c) and 2.4(d) by a fraction, the numerator of which shall be the number of days during that calendar year that Shareholder was employed and the denominator of which is 365, and the product shall be the amount of adjusted deferred purchase price paid for that calendar year; and

                  (iv) the amount paid pursuant to subsections (i) through (iii) above shall be in lieu of any further obligation of Buyer to pay any purchase price under subsections 2.4(a), (b) and (c).

            (f) In determining net profit for December at the end of each applicable year, Shareholders will be given credit for loans that have closed but not been sold by applying the average percentage of loans sold for the prior eleven (11) months and the average premium on sales for the prior eleven (11) months. When the financials are subsequently audited, adjustments will be made with appropriate additional credits or debits.

            (g) For purposes of determining net profit (no charge will be made for acquisition amortization or depreciation), the percentage of total G&A expense allocated to the Funding Center of Georgia offices shall be that percentage arrived at by dividing the number of loans closed in the relevant year in the Funding Center of Georgia offices by the total number of loans closed by Approved Financial Corp., and its subsidiaries, including the Funding Center of Georgia offices. For example, if one thousand (1,000) loans were closed throughout Approved Financial Corp., and all its subsidiaries, and one hundred (100) loans are closed by the Funding Center of Georgia offices, then ten percent (10%) of the total G&A of Approved Financial Corp., and all its subsidiaries shall be allocated to the Funding Center of Georgia offices in determining net profit;

            (h) For purposes of determining  net profit,  Buyer  represents that
(i) it will use its best efforts (i.e. the same efforts it uses to sell loans generated by Buyer) to sell the loans generated by the Shareholders and (ii) that in 1997 it earned an average of 6.33% on the loans sold, (future gain on loan sales may be more or less depending on interest rate changes and other factors outside Buyer's control); and (iii) the G&A expense per loan in 1997 and 1996 were $1,277.00 and $1,264.00, respectively.

            (i) Buyer will provide Shareholders with monthly G&A expense reports and on the deferred purchase price payment dates with a schedule showing in reasonable detail how the amount of the deferred purchase price was calculated.

      2.5 Prorations. The expenses and obligations set forth below shall be prorated as of the specified Closing time on the Closing Date, with Seller being responsible for that portion arising prior thereto. The following expenses and obligations shall be prorated: Obligations of Seller for Bell South listed on Contracts Schedule and leases listed on the Leases Schedule; utilities, telephone, dumpster rental, pagers and real estate and personal property taxes relating to the Purchased Assets.

      2.6 Nonassignable Contracts. Seller shall obtain all consents and approvals necessary to assign to Buyer any asset included in the Purchased Assets. To the extent that the assignment is not permitted or is not permitted without the consent of any other person, this Agreement shall not constitute an assignment of any such asset if assignment without consent would constitute a breach of, or cause a loss of contractual or other benefits of such asset, and Buyer shall assume no obligations or liabilities thereunder. Seller shall advise Buyer promptly in writing with respect to any Contact under which it knows or has reason to believe it shall not receive the required consent. Seller shall take all actions requested by Buyer and cooperate with Buyer to obtain any new Contract (if necessary) on substantially similar terms and conditions as those under the existing Contracts. If any required consent is not previously obtained and the Closing is consummated, Seller shall continue to use its best efforts to obtain such consents and shall cooperate with Buyer in any arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under the Contracts. Seller will notify Buyer in writing prior to Closing if Seller has not obtained written consent on any contract or lease or other agreement that requires consent to transfer.

      2.7 Allocation of Purchase Price. It is specifically agreed by the parties hereto that the purchase price payable for the assets and properties sold shall be allocated to and among the assets and properties of the Seller sold under this Agreement, as set forth in IRS Form 8594 attached hereto as Schedule 2.7. Seller will not take any position contrary thereto in any federal or state tax returns. Both Seller and Buyer will file IRS Form 8594 as specified and as completed in Schedule 2.7.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS
            ---------------------------------------------------------

      Seller and Shareholders jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of Closing as follows:

      3.1.  Organization.

            (a) The Seller is duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its properties, and to engage in the Business and activities now conducted.

            (b) Schedule 3.1(b) sets forth true and complete copies of the Articles of Incorporation and Bylaws of the Seller as amended to date and expressly designates any amendments that have been proposed and are pending.

            (c) The Seller (i) does not have any subsidiaries; and (ii) is not a general partner or owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, except as expressly set forth in Schedule 3.1(c).

      3.2. Capitalization. There is only one class of authorized stock which is common. As of the date of this Agreement and Closing, all shares of the Seller stock (which is common) were issued and outstanding to Shareholders. No other Person, including members of Shareholders' families, own any stock of the Seller or have any other right or valid claim to ownership of any part of the Seller.

      3.3.  Authority;  No Violation.

            (a) Seller has full corporate power and authority, and Shareholders have fall power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have to the extent required been duly and validly approved by the Board of Directors and all shareholders of the Seller in accordance with the Articles of Incorporation and Bylaws of the Seller and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of the Seller are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and Shareholders and constitutes a valid and binding obligation of Seller and Shareholders, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law; and (ii) general equity principles.

            (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by the Seller with any of the terms or provisions hereof, will (i) violate any provision of the Seller's Articles of Incorporation or Bylaws; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its properties or assets; or (iii) except as set forth in Schedule 3.3, violate or conflict with, result in a breach of any provisions of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Seller under, any of the terms, conditions or provisions of any material note, bond, mortgage, contract, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party, or by which it or any of its respective material properties or assets may be bound or affected. No consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Seller in connection with (a) the execution and delivery of this Agreement and
(b) the consummation of the other transactions contemplated hereby.

      3.4.  Financial Statements.

            (a) Schedule 3.4(a) sets forth true and complete copies of the Seller's complete financial statements (the "Financial Statements"). The Seller's Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition of the Seller as of the dates set forth therein, and the related consolidated statements of income and stockholders' equity fairly present the results of the operations and stockholders' equity of the Seller for the respective periods set forth therein.

            (b) The books and records of the Seller are being maintained in material compliance with all applicable legal, regulatory and accounting requirements, and reflect only actual transactions (subject to accrual items in compliance with GAAP).

            (c) Except as and to the extent reflected, disclosed or reserved against in the Seller's most recent Financial Statement dated as of November 30, 1997 attached hereto as part of Schedule 3.4(a), the Seller did not have any liabilities, whether absolute, accrued, contingent or otherwise material to the Business, operations, assets or financial condition of the Seller, taken as a whole. Since the date of the most recent financial statement attached as part of
Schedule 3.4(a), the Seller has not incurred any liabilities except in the ordinary course of business and there have not been any material adverse changes.

      3.5.  Assets and Liens.

            (a) Assets. Schedule 3.5(a) and Schedule 3.6(a) sets forth a true, correct and complete list of all interests of Seller in all tangible personal property and in real property (including, but not limited to, machinery, equipment, office equipment, vehicles, inventory and supplies) owned or leased by the Seller and used in connection with the Business, indicating whether such property is owned or leased and the location of such property. As of the Closing Date, there shall have been no material changes to such listing except for sales or purchases of inventory in the ordinary course of business.

            (b) Liens on Purchased Assets. The Seller has good and marketable title to all the Purchased Assets, free and clear of any and all Liens except those Liens, security interests or encumbrances of any kind disclosed in
Schedule 3.5(b) hereto.

      3.6 Leases and Subleases.

            (a) Leases. All leases are valid and in full force and effect; no default or event of default, or event which, with the giving of notice or passage of time or both would constitute a default or event of default, under any of such leases has occurred and is continuing; and none of such leases is terminable as a result of the transactions contemplated by this Agreement. Attached as Schedule 3.6(a) is a complete list of all real property and personal property leases to which the Seller is a party, along with true, correct and complete copies of all such leases as of the date hereof and any amendments as of Closing.

            (b) Subleases. Schedule 3.6(b) lists all subleases, if any, under which the Seller as a lessee subleases to another lessee. Copies of all subleases are attached to Schedule 3.6 and there are no breaches or defaults under any of the subleases. All subleases will be current at Closing.

      3.7. Environmental Matters. To the knowledge of the Seller, except that which not would result in a material liability or as set forth on Schedule 3.7 attached hereto:

            (a) Seller has duly complied with, and its Business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all Environmental Laws. Seller has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater or public sewer systems; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Substance; or (vi) other environmental, health or safety matters.

            (b) Seller has not received notice of, and does not know of, or suspect facts which might constitute any violations of any Environmental Law, with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.

            (c) Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any Hazardous Substances at or from the premises; an accordingly the premises of Seller are free from all such toxic or Hazardous Substances.

            (d) There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to
(i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal system servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transformation or disposal of Hazardous Substances; or (vi) other environmental, health or safety matters affecting Seller or its Business, operations, assets, equipment, property, leaseholds or other facilities.

            (e) Seller does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, or other toxic or Hazardous Substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

            (f) Seller has no  knowledge  of any failure of the  Business or its
Purchased Assets to comply with all applicable local, state and federal environmental, health or safety laws, regulations, rules, guidelines, ordinances and administrative and judicial orders and rulings relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment and disposal of any Hazardous Substances, or safety or health and the publications, rules and regulations adopted and/or promulgated pursuant to applicable Environmental Laws.

            (g) There have been no environmental inspections, investigation, studies, audits, tests, reviews or other analysis conducted in connection with the Business or any of its owned or leased assets.

      3.8. Litigation and Other Proceedings. Except as set forth in Schedule 3.8, there are no legal quasi-judicial or administrative proceedings of any kind or nature now pending or, to the actual knowledge of the Seller or Shareholders, threatened, before any court or administrative body in any manner against the Seller, Shareholders, Seller's employees or any of its properties or capital stock, which could have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. The Seller and Shareholders do not know of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect, taken as a whole, on the Business, operations, assets or financial condition of the Seller or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. The Seller is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court arbitrator or governmental agency or instrumentality.

      3.9. Taxes. The Seller has filed with the appropriate federal, state and local governmental agencies, or has filed applications for extension with respect to, all tax returns and reports required to be filed, and has paid all taxes and assessments due. The Seller has not executed or filed with the Internal Revenue Service ("IRS") any agreement extending the period for assessment and collection of any federal tax nor is the Seller a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted in writing against the Seller. The Seller has not waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which the Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside, will be so paid by the Seller as required by law.

      The Seller has established (and until the Closing Date will establish) on its books, including the Financial Statements attached as Schedule 3.4(a), accrued amounts that are adequate for the payment of all federal, state and local taxes (including, but not limited to, income (including alternative minimum tax), FICA, FUTA, backup withholding, SUTA, personal property and franchise taxes) not yet due and payable, but incurred in respect of the Seller through such date. Except as set forth in Schedule 3.9, all tax obligations of the Seller have been paid in full. Except as set forth in Schedule 3.9, any applicable state franchise tax returns of the Seller have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon the Seller. Schedule 3.9 sets forth true and complete copies of the federal and state income tax return of the Seller as filed for the years ended 1994-1996 and all information in the tax return is accurate.

      3.10.  Contracts.  Except  as  otherwise  listed  in  Schedule  3.10 or in
Schedule 3.6 (leases) or Schedule 3.6.1 (subleases) or Schedule 3.11 (insurance), and except as otherwise set forth in the Financial Statements attached as Schedule 3.4(a), the Seller is not a party to or bound by any (i) employment contract (including without limitation any collective bargaining contract or union agreement) which is not terminable by the Seller on less than thirty (30) days notice without payment of any amount on account of such termination; (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan obligation or other employee benefit arrangement;
(iii) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contract or commitment for capital expenditures; (v) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than sixty (60) days from the date of this Agreement; (vi) contract or option to purchase or sell any real or personal property; (vii) contract, agreement or letter with respect to the purchase or sale of stock of the Seller including but not limited to options, restrictions, buy/sell agreements, etc.; (viii) agreement or contract related to the borrowing by the Seller of money; (ix) guaranty of any obligation for the borrowing of money; (x) agreement with or extension of credit to any executive officer or director or stockholder of the Seller, or any Affiliate of such person; (xi) contracts with respect to licensing, franchising or distributing; (xii) contracts limiting or restraining it from engaging or competing in any line of business with any person or entity; (xiii) contracts or agreements relating to mortgage loan brokering, origination, servicing or sales and/or purchases; or
(xiv) Material Agreements (verbal or written), other than the foregoing, not otherwise disclosed in this Agreement or in any schedule attached hereto.

            Except as disclosed in Schedule 3.10, (i) each contract is in full force and effect and is a valid and binding obligation of the Seller and the other parties thereto, enforceable against the Seller and such other parties in accordance with its terms, (ii) the Seller and each such other party are in compliance with their obligations under the contracts and no default, event of default, or event, which with giving of notice or passage of time or both, would constitute a default or event of default on the part of the Seller or any other party thereunder, have occurred and/or is now continuing thereunder, except for such noncompliance or default which would not have a material adverse effect, taken as a whole, on the Seller or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement, (iii) the Seller and Shareholders have not received any notice, written or oral, or otherwise have any knowledge that any party has canceled or determined not to renew or has indicated any intent to cancel or not renew, any of the contracts or renegotiate the terms thereof, and (iv) the Seller and Shareholders have no knowledge of any notice of any dispute or disagreement relating to any of the contracts.

      3.11. Insurance. Attached hereto as Schedule 3.11 is a list of all insurance policies owned or held by or on behalf of the Seller all of which are valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility. Copies of each policy are attached to Schedule 3.11. In the judgment of the Board of Directors of the Seller, such insurance policies are adequate for the business conducted by the Seller in respect of amounts, types and risks insured. As of the date hereof, the Seller has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      3.12. Laws.

            (a) Except as otherwise noted on Schedule 3.12, the Seller is in compliance with all applicable federal, state and local laws, rules, regulations and orders, except for any noncompliance which would not have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. The Seller has filed all reports that are required to be filed with any regulatory authority having jurisdiction over the Seller, except where the failure to file would not have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement and such reports, registrations and statements are true and correct in all material respects.

            (b) All of the contracts (including all customer contracts) to which the Seller is party or by which it or any of the Purchased Assets is bound or affected are valid, binding and enforceable in accordance with their terms. The Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of their obligations under each of such contracts. All parties to such contracts have complied in all material respects with the provisions thereof, no party is in default thereunder and no notice of any claim of default has been given to the Seller. There are no provisions of, or developments materially affecting, any such contract which might prevent the Seller from realizing the benefits thereof whether before or after the completion of the Acquisition. With respect to any of such contracts that are leases, the Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of default, thereunder.

      3.13. Conduct. Since the date of the most recent financial statement attached as part of Schedule 3.4(a), the Seller has not (i) issued, sold or purchased any of its capital stock or corporate debt obligations; (ii) declared or set aside or paid any dividend, or issued or granted any option, warrant, call commitment, right to purchase or agreement of any character regarding the authorized or issued common stock of the Seller, or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its issued and outstanding capital stock; (iii) incurred any material obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance, other than in the ordinary course of business; (iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the balance sheet, accruals, accounts and notes payable incurred since the date of the balance sheet in the ordinary course of business and accruals, accounts and notes payable  incurred  in  connection  with the  transactions  contemplated  by this
Agreement; (v) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vi) except as set forth in Schedule 3.13 made any general or individual wage or salary increase, paid any bonus instituted any employee welfare, retirement or similar plan or arrangement; (vii) suffered any damage, destruction or casualty loss, whether or not covered by insurance; or (viii) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

      3.14. Undisclosed Liabilities. The Seller has no liabilities except for those liabilities:

            (a) adequately and specifically set forth or reserved for on the Financial Statements and not heretofore paid or discharged;

            (b) arising in the ordinary course of its business consistent with good business practice under any contract specifically disclosed on Schedule 3.10; and

            (c) specified on Schedule 3.14.

      3.15. Employment Relations.

            (a) The relations of the Seller with its respective employees are satisfactory, and the Seller has not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. The Seller has materially complied with all laws relating to the employment of labor with respect to its employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security withholding and similar taxes, except as disclosed in Schedule 3.15(a). No person has asserted that the Seller is liable for any arrearage of wages, overtime, severance, benefits, workman's compensation, insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

            (b) Attached as Schedule 3.15(b) is a list of employees with a general job description, current salary rates or hourly wages and the commencement date of employment for each and a copy of any written employment or other agreement with any such employee. Seller has no knowledge that any employee does not intend to remain with the Seller after this sale except as expressly disclosed on Schedule 3.15(b).

      3.16. Employee Benefit Plans

            (a) All employee benefit plans or benefits are specified in Schedule 3.16(a). The Seller has never maintained any employee benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) The Seller has complied in all respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws and employee safety laws, except for any noncompliance which would not have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement.

            (c) Except as set forth in Schedule 3.16(c), the Seller is not a party to any contract or agreement which would require Buyer to hire, or subject Buyer to liability if it did not hire, any employee of Seller or which would require Buyer to pay or provide, or subject Buyer to liability if it did not pay or provide, any employee benefits to any employee of Seller for periods prior to or after the Closing Date (including any and all employee benefits and any compensatory, overtime, vacation, sick, severance or holiday pay).

            (d) Other Employee Benefit Plans and Arrangements. Except as set forth in Schedule 3.16(a), neither the Seller nor any subsidiary sponsors, maintains, supports, is otherwise a party to, or has any liability or contingent liability under any plan, program, fund, arrangement or contractual undertaking, whether for the benefit of a single individual or for more than one individual, and whether or not funded, which is in the nature of (i) an employee pension benefit plan, (ii) an employee welfare benefit plan (as defined in Section 391) of ERISA) or (iii) any incentive or other benefit arrangement for employees, their dependents and/or their beneficiaries or (iv) any of the types of plans identified in the following list, or plans similar in nature or intent thereto:

                  (1) cash bonus or incentive pay arrangements (current or deferred, earned or contingent);
                  (2)   debt  forgiveness  or  low-interest  (or  interest-free)
                        loans;
                  (3)   stock  bonus  plan  arrangements  (including,   but  not
                        limited  to,   arrangements   known  as  ESOPs  and  /or
                        TRASOPS);
                  (4)   employee stock purchase plans;
                  (5)   employee  stock  warrants,   rights,   options,  or  put
                        options.
                  (6)   shadow or phantom stock arrangements;
                  (7) stock appreciation rights, whether separate from or associated with stock options;
                  (8)   performance share plans;
                  (9) individual life insurance policies (including but not limited to, "key man" and "split dollar" arrangements);
                  (10)  group life insurance programs;
                  (11)  retired life reserve programs;
                  (12)  surviving spouse's or survivor's benefits;
                  (13)  wage or salary continuation programs;
                  (14)  severance benefit plans;
                  (15)  travel insurance coverage;
                  (16)  accidental death and/or dismemberment benefits;
                  (17)  medical   expense   reimbursement   plans   (insured  or
                        self-insured);
                  (18)  medical/surgical insurance;
                  (19)  major medical expense programs;

                  (20)  health maintenance organization benefits;
                  (21)  capital accumulation arrangements;
                  (22)  optical and/or dental care benefits;
                  (23)  prepaid legal services;
                  (24)  section   501(c)(9)   "voluntary   employee   beneficial
                        associations";
                  (25)  day care centers;
                  (26)  apprenticeship training centers;
                  (27)  educational expense benefit plans or tuition subsidies;
                  (28)  layoff and/or vacation pay plans, or time banks;
                  (29) furnishing goods or services or services on a discount or subsidized basis;
                  (30) non-cash incentive programs (such as trading stamp, travel or merchandise award programs);
                  (31) uniform or clothing allowances, eyeglass allowances, safety equipment allowances, tool allowances, etc.;
                  (32)  "cafeteria plans"
                  (33)  recreation   programs  at  total  or  partial   employer
                        expense;
                  (34)  contributions   to   simplified    employee    pensions,
                        individual retirement accounts or individual retirement annuities;
                  (35) early retirement incentive or social Security supplement payments;
                  (36) retiree payments and bonuses (gratuitous, traditional or contractual);
                  (37) other benefits or policies in the nature of compensation or otherwise of economic value to employees, their dependents or their survivors; or
                  (38)  "golden parachute" arrangements.

      3.17. Minute Books. The minute book of the Seller contains accurate records of all meetings and other corporate action held of their respective stockholders and Board of Directors (including committees of the Board of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of the Seller, as the case may be. The Minute Books shall be provided to buyer for review prior to Closing.

      3.18. Reserved.

      3.19. Absence of Certain Changes or Events. Except for normal business fluctuations, there has not been any material adverse change in the Business, operations, assets or financial condition of the Seller since the date of the most recent financial statement attached as part of Schedule 3.4(a), and to the best of Seller's knowledge, no facts or condition exists which Seller believes will cause such a material adverse change in the future.

      3.20. Disclosure. Except for normal business fluctuations, there are no material facts concerning the Business, operations, assets or financial condition of the Seller, which have not been disclosed to Buyer which could have a material adverse effect on the Business, operations, assets or financial condition of the Seller. No representation or warranty of Seller or Shareholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

      3.21. Seller's Counsel's Opinion. Seller shall cause its counsel to issue a legal opinion in the form of Schedule 3.21 to be delivered at Closing.

      3.22. Representations Accurate at Closing. All representations and warranties made by Seller and the Shareholders shall be deemed made upon execution of this Agreement and at Closing and shall be accurate and unchanged as of Closing (except for changes in the or course of business that have no material adverse effect).

      3.23. Accounts Receivable. All accounts receivable as reflected in the Financial Statements or arising since then (1) have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (2) are collectible in full at the recorded amounts thereof (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency), but in no event later than 90 days after the Closing Date, net of any allowance for doubtful accounts reflected in the Financial Statements.

      3.24. Mortgage Loan Related Obligations. Seller has no fixed or contingent obligations or liabilities of any kind in connection with mortgage loans that have closed to either repurchase the loan, refund any fee or portion thereof, receive a reduced fee or incur any other liability, obligation or offset as a result of any action, inaction, events, facts or circumstances that occur or arise or have occurred or arisen in connection with or in relation to any mortgage loan except as expressly set forth in Schedule 3.24.

      3.25. Licenses. Schedule 3.25 contains a list of the government permits, licenses, registrations and other governmental consents which the Seller has obtained in connection with the ownership of the Purchased Assets and the operation of the Business and no others are required. Except as set forth in
Schedule 3.25, all such permits, licenses, registrations and consents are in full force and effect and in good standing, freely transferable to the Buyer and the continued validity thereof shall not be adversely affected by this Agreement or the consummation of the transactions contemplated hereby. The Seller has not received any written notice of any claim of revocation of any such permit, license, registration or other consent nor do the Seller have knowledge of any event which might give rise to such a claim.

      3.26. Patents, Trademarks and Copyrights. Except as set forth in Schedule 3.26, Seller owns no patent relating to any product which it manufacturers or sells or any process used in the manufacturer of any such product, nor has any license under any patent been issued to any of them relating to any such product or any such process, and there is no patent which would cover any such product or any such process; and the Seller owns no copyright, registered trademark or trade name, nor has any license to use any copyright, trademark or trade name been issued to it, nor does the Seller use any copyright, registered trademark or trade name in its operations or business. Each of the patents, registered trademarks, trade names and copyrights listed in
Schedule 3.26 has been validly issued and is owned by the Seller, and the Seller has the exclusive rights to use all such patents, copyrights, registered trademarks and trade names in its businesses and operations. Except as set forth in Schedule 3.26, the Seller owns all patents, copyrights, trademarks, trade names, know-how, trade secrets and other proprietary rights necessary to manufacture and sell its products and to conduct its operations and businesses and Seller does not know of any claim, or any basis of any claim, that it has infringed any patent, copyright, trademark, trade name, know-how, trade secret or other proprietary right of any other person. Seller does not know of any potential claim of infringement of any patent, copyright, trademarks trade name, know-how, trade secret or other proprietary right of any other person that has not been asserted but that, if asserted, would materially and adversely affect the financial condition, Business or operations of the Seller.

      3.27. Condition of Assets. All tangible assets and properties which are part of the Purchased Assets are in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice and conform in all material respects to all applicable regulations relating to their construction, use and operation. There are no developments materially affecting any such Asset which might curtail the present or future use thereof for the purpose for which it was acquired. Except for Excluded Assets or pursuant to leases described on the attached schedules, no person other than the Seller owns any vehicles, equipment or other tangible Assets situated on the facilities used by the Seller in the Business (other than immaterial items of personal property owned by the Seller's employees) or necessary to the operation of the Business.

      3.28. Creditors. Attached to this Agreement as Schedule 3.28 is a true and correct list of all business creditors of Seller, including the names, addresses and amounts owed as of the date of this Agreement, and any collateral or security applicable to the indebtedness owed to each of these creditors and copies of any liens granted and/or perfected including copies of Uniform Commercial Code filings. As of the date of this Agreement, Seller had no liens, whether absolute, accrued or contingent, and whether due or to become due that are not reflected on Schedule 3.28, and neither Seller nor Shareholders knows of any basis for the assertion against the Seller of any Liens.

      3.29. Certain Transactions. Except as set forth in Schedule 3.29, there is no transaction, and no transaction now proposed, to which the Seller was or is to be a party and in which any director or officer of the Seller or any subsidiary or any person owning of record or beneficially any of the outstanding capital stock of any class of the Seller or any subsidiary or any associate of any such person had or has a direct or indirect material interest.

      3.30. Foreign Corrupt Practices Act. Neither the Seller or any subsidiary nor any director, officer, agent, employee or other person associated with or acting on behalf of the Seller or any subsidiary has used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity or made any direct or indirect unlawful payment to any United States or foreign government official or employee from corporate funds or violated or is a violation of any provision of the Foreign Corrupt Practices Act of 1977, which violation would have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, Operations or earnings or the transactions proposed by this Agreement, or paid or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      3.31. Bank Accounts; Powers of Attorney. Schedule 3.31 sets forth (i) the name of each bank in which the Seller has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and
(ii) the names of all persons, if any, holding powers of attorney from the Seller and a summary statement of the terms thereof

      3.32. Proceedings Involving Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.32 none of the Officers, Directors, or Shareholders or, to the knowledge of the Shareholders, Employees has been involved in any criminal proceedings or regulatory proceedings in which any of them was the subject of any alleged violation of laws or regulations or rules.

      3.33. Mortgage Lenders. Schedule 3.33 sets forth a true, correct and complete list (with copies of all written agreements) of all lenders or other sources of funding for mortgage loans of the Business as of the Closing Date. The Seller and Shareholders are unaware of any loss or threatened loss of any lender or other source of loan funding of the Business. Except as disclosed on
Schedule 3.33, no lender accounts for more than five (5%) percent of the fees of the Business.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

      4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Buyer has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its properties, and to engage in the business and activities now conducted by Buyer.

      4.2.  Authority; No Violation.

            (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law; and
(ii) general equity principles.

            (b) Neither the execution and delivery of this Agreement by, nor the consummation by, Buyer of the transactions contemplated hereby in accordance with the terms hereof will (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer

      4.3. Attached hereto as Schedule 4.3 is a Certificate of additional representations which representations will not survive Closing.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

      5.1. Conduct of the Business of the Seller.

            (a) From and after the date of this Agreement to the Closing Date, the Seller shall (i) conduct its Business in substantially the same manner as in the past and in accordance with prudent business practices; (ii) maintain and keep its properties in good repair and condition; (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (iv) substantially perform all its obligations under material contracts, leases and documents relating to or affecting its assets, properties, and business, except such obligations as it may in good faith reasonably dispute; (v) use its best efforts to maintain and preserve its business organization and present employees and relationships with suppliers and customers of the Seller, as the case may be; and (vi) materially comply with and perform all obligations and duties imposed upon it by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities.

            (b) The Seller will not without the prior written  consent of Buyer,
(i) permit any amendment or change to be made in the Articles of Incorporation or Bylaws of the Seller; (ii) take, or allow the Seller to take, any action described or do any of the things listed in Section 3.13 hereof; (iii) enter into or amend, or allow the Seller to enter into or amend, any contract, agreement or other instrument of any of the types listed in Section 3.10 hereof; (iv) make any material change in its accounting methods or practices other than changes required in accordance with generally accepted accounting principles; (v) take any action that would result in any of its representations and warranties contained in this Agreement not being true and correct in any material respect at the Closing Date; (vi) waive any right of substantial value;
(vii) introduce any new products or services; (viii) make any change in policies; (ix) make any loans to any directors, officers, employees or affiliates of the Seller; (x) approve any loan, the underwriting of which varies from the written credit policies of the Seller; (xi) propose or take any action with respect to the closing of any branches; (xii) increase the salaries of, or make any bonus or similar payments to or establish or modify any Employment
Contracts or Employee Benefit Plans for any of the Seller's directors, shareholders, officers or employees or enter into or modify any employment, consulting or similar Contracts with any such persons or agree to do any of the foregoing; (xiii) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock; (xiv) declare or pay any dividend on, or make any other distribution; (xv) merge with or into any other corporation or sell, assign, transfer, pledge or encumber any part of the Purchased Assets or agree to do any of the foregoing; (xvi) waive any rights of value or rights that would otherwise accrue to the Seller after the Closing Date; (xvii) take any action or omit to take any action, the primary purpose of which is to benefit Seller at Purchaser's expense. The Seller further agrees that, between the date of this Agreement and the Effective Date, it will consult and cooperate with Buyer.

      5.2.  Access to Properties and Records.

            (a) The Seller will afford the  executive  officers,  employees  and authorized representatives (including legal counsel, accountants and consultants) of the Buyer, reasonable access to its properties, books and records including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which such party and its designated representatives may have a reasonable interest and shall make their directors, officers, employees, agents, representatives and accountants available to confer with the other parties and their designated representatives; provided, however, that such investigations shall be conducted with reasonable prior notice in a manner so as not to unreasonably interfere with the operations of the affected party. The officers of the Seller will furnish the Buyer and its designated representatives with such additional financial and operating data and other information as to their business and properties as the other shall, from time to time, reasonably request.

            (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Acquisition contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Acquisition contemplated hereby and, if such Acquisition shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Acquisition contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Acquisition is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

      5.3. Further Assistance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitations using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement parties to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

      5.4. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

      5.5. Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly supplement or amend (by written notice to the other) its respective Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedule shall correct or cure any warranty which was untrue when made.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                       -----------------------------------

      6.1 The obligation of Buyer to consummate this Agreement is subject to the fulfillment (or waiver in writing by the Buyer) before or at the Closing of each of the following conditions:

            (a) Accuracy of Representations. There shall be no inaccuracy in the representations and warranties of Seller or Shareholders set forth in this Agreement and all representations and warranties shall be true and correct in all respects as of the Closing Date as though made on and as of that date, and Buyer shall have received a certificate dated the Closing Date from Seller to that effect in the form of Schedule 6.1(a).

            (b) Performance of Covenants. Seller and Shareholders shall have performed all obligations required to be performed by them under this Agreement prior to the date of Closing, and Buyer shall have received from Seller a certificate dated the date of Closing to that effect in the form of Schedule 6.1(b).

            (c) Employment of Key Personnel. Buyer shall have reached agreement, on terms satisfactory to Buyer including written agreements, if desired by Buyer with non-compete clauses, with such key personnel as it deems necessary to consult with Buyer or to operate the Business from and after the Closing Date. Buyer shall be reasonably satisfied that no employees of the Business will voluntary resign as a result of the transaction.

            (d) Leases. Buyer shall have reviewed the existing leases and if necessary received written consent for assignment or subletting to Buyer on terms acceptable to Buyer and/or Buyer shall have entered into any new lease arrangements for necessary space as Buyer deems necessary in Buyer's sole discretion.

            (e) No Adverse Proceedings. No action or proceeding against Buyer or Seller shall have been instituted or threatened that, if successful, could prohibit consummation or require substantial revision of the transactions contemplated under this Agreement.

            (f) No Adverse Change. There shall have been no adverse change to the Business since the date of the most recent financial statement attached as part of Schedule 3.4(a), except for such change which would not have a material adverse effect, taken as a whole, on the Seller, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement.

            (g) Legal Matters. All legal matters in connection with the transaction contemplated by this Agreement shall have been completed to the reasonable satisfaction of counsel to the Buyer.

            (h) Due Diligence. Buyer shall have completed due diligence and the results shall be satisfactory to Buyer within Buyer's sole discretion.

      6.2 The obligation of Seller to consummate this Agreement is subject to the fulfillment (or waiver in writing by the Seller) before or at the Closing of each of the following conditions:

            (a) Accuracy of Representations. There shall be no inaccuracy in the representations and warranties of Buyer set forth in this Agreement and all representations and warranties shall be true and correct in all respects as of the Closing Date as though made on and as of that date, and Seller shall have received a certificate dated the Closing Date from Buyer to that effect in the form of Schedule 6.2(a).

            (b) Performance of Covenants. Buyer shall have performed all obligations required to be performed by it under the Agreement prior to the date of Closing, and Seller shall have received from Buyer a certificate dated the date of the Closing to that effect in the form of Schedule 6.2(b).

            (c) No Adverse Proceedings. No action or proceeding against Buyer or Seller shall have been instituted or threatened that if successful, could prohibit consummation or require substantial revision of the transactions contemplated by this Agreement.

            (d) No Adverse Change. There shall have been no adverse change to the business of the Buyer since the date of the most recent financial statement attached as part of Schedule 4.3(a), which change would have a material adverse effect, taken as a whole, on the Buyer, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement.

                                   ARTICLE VII
                                   TERMINATION
                                   -----------

      7.1. Grounds for Termination. This Agreement and any related agreements may be terminated by Buyer at any time prior to Closing upon written notice to Seller upon the occurrence of any of the following:

            (a) If a material adverse change, after the date of this Agreement but prior to Closing, in the financial condition or Business of Seller shall have occurred, or Seller shall have suffered a material loss or damage to any of the assets to be purchased pursuant to this Agreement or the Business, which change, loss or damage materially affects or impairs the ability of Buyer to conduct the business upon consummation of this Agreement;

            (b) If any of the representations and warranties made by Seller or Shareholders to Buyer were false or misleading as of the date given or as of the Closing Date, and these false or misleading representations or warranties shall not have been waived in writing by Buyer; or

            (c) If the terms, covenants or conditions of this Agreement to be complied with or to be performed by Seller at or before the Closing Date including conditions precedent to Buyers obligation to close shall not have been complied with or performed and this noncompliance shall not have been waived in writing by the Buyer.

                                  ARTICLE VIII
                       CLOSING DATE AND PLACE OF CLOSING;
                 CERTAIN TRANSACTIONS TO BE EFFECTED AT CLOSING
                 ----------------------------------------------

      8.1. Closing Date. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on January 26, 1998 (the "Closing Date") or at such other time on such other date as the Seller and the Buyer may mutually agree upon in writing.

      8.2. Place of Closing. The Closing shall take place at the offices of Payne, Gates, Farthing & Radd, P.C., counsel for the Buyer, Dominion Tower, 999 Waterside Drive, Suite 1515, Norfolk, Virginia 23510-3309, or at such other place as the Seller and the Buyer mutually agree upon in writing.

      8.3. Certain Transactions to be Effected at Closing. Subject in each case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:

            8.3.1 The Seller shall deliver, or cause to be delivered, to the Buyer the following:

            (a) All bills of sale, certificates of title, assignments and instruments of transfer as shall be necessary and requested by the Purchaser in order to assign and transfer, or to evidence the assignment and transfer of, the Purchased Assets to the Buyer (including, without limitation, assignments of any licenses, patents or trademarks in a form suitable for recording in the United States Patent and Trademark office, if applicable);

            (b) All consents, estoppels and authorizations from all Persons whose consent or authorization is required for the consummation of the transactions contemplated by this Agreement;

            (c) All financial, bookkeeping and accounting records, and all other books and records of or relating to the Business, certified by the Seller to be true, correct and complete as of the Closing Date;

            (d) A schedule of all accounts receivable of the Business existing as of the Closing Date;

            (e) Resolutions duly adopted by the stockholders and the Board of Directors of the Seller, authorizing the execution, delivery and performance of this Agreement and the other documents contemplated by this Agreement to be executed and delivered by the Seller, duly certified by the Secretary or an Assistant Secretary of the Seller, and an incumbency certificate, certifying the names and true signatures of the officers of the Seller executing and delivering this Agreement and the other documents contemplated by this Agreement;

            (f) An opinion of counsel for the Seller, dated the Closing Date, in the form of Schedule 3.21 annexed hereto;

            (g) A copy of the Articles of Incorporation of the Seller, certified by the Secretary of State of the State of its incorporation as of a date no more than thirty (30) days prior to the Closing Date;

            (h) A copy of the Bylaws of the Seller, certified by an officer of the Seller to be true, correct and complete as of the Closing Date;

            (i) A certificate of good standing for the Seller as of a date not more than (30) days prior to the Closing Date issued by the Secretary of State of the State of its incorporation and every other state in which the Seller is authorized to do business;

            (j) A clearance certificates or similar document that may be required by any taxing authority of any jurisdiction in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price;

            (k) The compliance certificates required pursuant to Section 6.1 and
Section 6.2 hereof;

            (1) An amendment to the Seller's Articles of Incorporation, in form suitable for filing with appropriate state authorities, changing the name of the Seller to a name which does not resemble "Funding Center of Georgia, Inc.";

            (m) An employment contract, in the form of Schedule 9.23, duly executed by each Shareholder, and

            (n) Such other documents as shall reasonably be requested by the Buyer in order effectively to carry out the transactions contemplated by this Agreement, duly executed by the Seller where appropriate.

      8.3.2 The Buyer shall deliver, or cause to be delivered, to the Seller the following:

            (a) A wire transfer in the amount of the cash to be paid at Closing to the Seller or to an account or accounts designated by the Seller;

            (b) Resolutions duly adopted by the Board of Directors of the Buyer authorizing the execution, delivery and performance by the Purchaser of this Agreement and the other documents contemplated by this Agreement to be executed and delivered by Purchaser, duly certified by the Secretary or an Assistant Secretary of the Purchaser, and an incumbency certificate, certifying the names and true signatures of the officers certifying the names and true signatures of the officers of the Purchaser executing and delivering this Agreement and the other documents contemplated by this Agreement;

            (c) The compliance certificates required pursuant to Section 6.2(a) and Section 6.2(b) hereof;

            (d) An employment contract, in the form of Schedule 9.23, for each Shareholder, duly executed by the Buyer; and

            (e) Such other documents as shall reasonably be requested by the Seller in order to effectively carry out the transactions contemplated by this Agreement, duly executed by the Buyer where appropriate.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

      9.1. "No Shop" Provision. Seller and Shareholders agree that during the period commencing with the date on which this Agreement is executed until Closing, Seller shall neither, directly or indirectly, through brokers, agents or otherwise, sell, transfer or otherwise encumber nor offer to sell transfer or otherwise encumber nor solicit, discuss, accept or take any other action with respect to any offer from any other potential buyer to acquire any of the Business of the Seller whether by asset purchases, stock purchase or otherwise, except for the sale of products or services in the ordinary course of business.

      9.2. Confidentiality. From and after the Closing, the Seller shall not disclose or furnish to any other person, firm or entity other than the Buyer:
(a) any information relating to any processes, technique or procedure used in connection with the Business or any other information proprietary to the Business or the Assets; or (b) any information relating to the Assets, the Assumed Liabilities or the operations or financial status of the Business (including, without limitations all financial data and sources of financing) which is not specifically a matter of public record; (c) any information of a confidential nature obtained as a result of any prior, present or future relationship with the Business, which is not specifically a matter or public record; or (d) the name, address or other information relating to any customer or any supplier of the Business or other Person who is doing or has done business with the Seller (collectively, "Confidential information").

      9.3. Brokers' and Finders' Fees. Seller and the Buyer each to the other represents and warrants that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm, corporation or other entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and each of them shall indemnify and hold the other or any affiliate of them harmless against any and all claims, losses, liabilities or expenses which may be asserted against any of them as a result of any dealings, arrangements or agreements by the indemnifying party with any such person, firm, corporation or other entity.

      9.4. Survival of Representations and Warranties. The representations, warranties, covenants, and indemnities of the parties hereto contained in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitation.

      9.5. Amendments. This Agreement may be amended only by a writing signed by the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

      9.6. Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, filing fees, publication expense and accounting fees and expenses.

      9.7. Time of the Essence. Time is of the essence in this Agreement.

      9.8. Attorneys' Fees. In the event of any action at law or equity between the parties in relation to this Agreement, the non-prevailing party shall be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorneys' fees.

      9.9.  Indemnification.

            (a) By Seller and Shareholders. Subject to Section 9.9(d), Seller and each Shareholder shall, jointly and severally, from and after the Closing, indemnify and save Buyer harmless on an after-tax basis from and against any and all claims, costs, damages, liability or expense, including reasonable attorneys' fees, actually incurred, net of any resulting income tax benefits realized by Buyer, arising out of (i) any nonfulfillment, breach, default or inaccuracy of any agreement, covenant, representation, warranty or obligation of Seller or Shareholders under this Agreement, or any schedule, certificate or exhibit or other instrument furnished to Buyer; (ii) any liabilities or obligations of Seller not expressly assumed by Buyer in Schedule 2.2(a); (iii) all liabilities and obligations of or claims against Seller not expressly disclosed by Seller in this Agreement or its Schedules, including any liability under any applicable bulk sales law; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Buyer shall have the right of offset against obligations to Seller and/or Shareholders to the extent Sellers and/or Shareholders are required to indemnify.

            (b) By Buyer. Subject to Section 9.(d), Buyer shall, from and after the Closing, indemnify and save Seller and the Shareholders harmless on an after-tax basis from any and all claims, costs, damages, liability or expense, including reasonable attorneys' fees, actually incurred, net of any resulting income tax benefit realized by Seller or the Shareholders, arising out of (i) any nonfulfillment, breach, default or inaccuracy of any agreement, covenant, representation, warranty or obligation of the Buyer under this Agreement, or any schedule, certificate or exhibit or other instrument furnished to Seller and to Shareholders; and (ii) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

            (c) Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party shall be subject to the following terms and conditions:

                  (i) The indemnified party shall give prompt (so as not to materially prejudice the position of the indemnifying party) written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Section 9.9(a) or Section 9.9(b) hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known.

                  (ii) If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Section 9.9(a) or Section 9.9(b) hereof the action, suit or proceeding shall, at the election of the indemnifying party, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding. Notwithstanding the foregoing, (A) if there are defenses available to the indemnified party which are inconsistent with those available to the indemnifying party to any such extent as to create a conflict of interest between the indemnifying party and the indemnified party, the indemnified party shall have the right to direct the defense of such action, suit or proceeding insofar as it relates to such inconsistent defenses, and the indemnifying party shall be responsible for the reasonable fees and expenses of the indemnified party's counsel insofar as they relate to such inconsistent defenses, and (B) if such action, suit or proceeding involves or could have an effect on matters beyond the scope of the indemnity agreements contained in
Section 9.9(a) and Section 9.9(b) hereof, the indemnified party shall have the right to direct (at its own expense) the defense of such action, suit or proceeding insofar as it relates to such other matters. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is represented by separate counsel.

                  (iii) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding. Whether or not the indemnifying party chooses to defend or prosecute any claim involving a third party, all parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

                  (iv) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.

            (d) Limits on Indemnification. Notwithstanding anything in Section 9.9(a) and Section 9.9(b) to the contrary or in conflict:

                  (i) Neither the Seller, the Shareholders nor the Buyer shall be liable under the indemnity provisions of Section 9.9(a) or Section 9.9(b), as applicable, in any instance until such time as the aggregate liability under such section exceeds $10,000 (the "Basket"), in which event the Seller, the Shareholders or the Buyer, as applicable, shall be liable to the full extent of such liability, including the Basket.

                  (ii) In no event shall the total obligation of the Seller and the Shareholders under Section 9.9(a) for all losses, costs, claims, damages, liabilities and expenses of any type or description exceed, in the aggregate, the Purchase Price paid to Seller.

                  (iii) In no event shall the total obligation of the Buyer under Section 9.9(b) for all losses, costs, claims, damages, liabilities and expenses of any type or description exceed the Purchase Price paid to Seller.

      9.10. Schedules. All Schedules are expressly made a part of this Agreement. Specified below is a list of Schedules:

                2.1(b)  Excluded Assets
                2.2(a)  Assumed Liabilities
                2.7     Allocation of Purchase Price
                3.1(b)  Articles of Incorporation and Bylaws
                3.1(c)  Subsidiaries and/or Joint Ventures
                3.3 Disclosure of Violations of Agreements 3.4(a) Financial Statements
                3.5(a)  Assets
                3.5(b)  Liens on Purchased Assets
                3.6(a)  Leases
                3.6(b)  Subleases
                3.7     Environmental Matters
                3.8     Litigation and Other Proceedings
                3.9     Taxes and Tax Returns
                3.10    Contracts
                3.11    Insurance Policies in Effect
                3.12    Noncompliance with Laws
                3.13    Compensation Increases and Bonuses
                3.14    Other Liabilities
                3.15(a) Noncompliance with Employment Laws

                3.15(b) Employee List with Employment Contracts
                3.16(a) Employee Benefit Plans
                3.16(c) Disclosures Required by Section 3.16(c)
                3.21    Seller's Counsel's Opinion
                3.24    Mortgage Loan Related Obligations
                3.25    Licenses
                3.26    Patents, Trademarks and Copyrights
                3.28    Creditors and Liens
                3.29    Certain Transactions
                3.31    Bank Accounts
                3.32 Proceedings Involving Officers, Directors, Shareholders or Employees
                3.33    Mortgage Lenders
                4.3     Certificate of Additional Buyer Representations
                6.1(a) Seller Certificate per Section 6.1(a) (Accuracy of Representations)
                6.1(b) Seller Certificate per Section 6.2(b) (Performance of Covenants)
                6.2(a)  Buyer   Certificate  per  Section  6.1(a)  (Accuracy  of
                        Representations)
                6.2(b) Buyer Certificate per Section 6.2(b) (Performance of Covenants)
                9.23    Employment Agreements

      9.11. Notices. All notices required herein shall be in writing and shall be deemed to have been given, made and received only:

            (a) upon delivery, if personally delivered to a party;

            (b) one business day after the date of dispatch, if by facsimile transmission;

            (c) one business day after deposit, if delivered by a nationally recognized courier service offering guaranteed, overnight delivery; or

            (d) three business days after deposit in the United States mail, certified mail, postage prepaid, return receipt requested at the addressees appearing below.

      Notices shall be sent to the following addresses unless by such notice a different address shall have been designated:

      IF TO BUYER:           Approved Residential Mortgage, Inc.
                             3420 Holland Road, Suite 107
                             Virginia Beach, Virginia 23452

                             Attention: Allen D. Wykle

      WITH A COPY TO:        Payne, Gates, Farthing & Radd, P.C.
                             Dominion Tower
                             999 Waterside Drive, Suite 1515
                             Norfolk, Virginia 23510-3309
                             Attention: Ronald M. Gates, Esq.

      IF TO SELLER:
                             Taltun, Inc.
                             2970 Brandywine Road, #135
                             Atlanta, Georgia 30341
                             Attention: David J. Talesnick
                             Personal & Confidential

      WITH A COPY TO:        Kathryn L. Knudson, Esquire
                             Powell, Goldstein, Frazier & Murphy LLP
                             191 Peachtree Street, NE
                             Atlanta, Georgia 30303

      9.12. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Virginia and, to the extent applicable, by the laws of the United States.

      9.12. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Virginia and, to the extent applicable, by the laws of the United States.

      9.13. Readings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof of affect the construction or interpretation of any provision hereof.

      9.14. Modifications or Waiver. The parties may, at any time prior to the Closing Date, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. However, no termination, cancellation, modification, amendment deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

      9.15. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      9.16. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other party.

      9.17. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement which includes the Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement. This Agreement shall be the sole expression of the agreement of the parties respecting the Acquisition.

      9.18.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

      9.19. Gender. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires.

      9.20. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

      9.21.  Facsimile   Signatures.   The  parties  agree  that  all  facsimile
signatures shall be deemed original signatures in connection with this Agreement and all Schedules and related documents.

      9.22. Discharge of Liabilities, Bulk Sales Laws. The Seller shall pay or cause to be paid at or prior to Closing all liabilities and obligations of the Seller with respect to the Business which are not Assumed Liabilities. To the extent that any such liabilities or obligations cannot be so paid because they are not then capable of calculation, at Closing the Seller shall provide for payment in a manner satisfactory to the Buyer. The Seller shall comply at or prior to Closing with any applicable bulk sales or similar statute and shall pay all transfers and/or sales taxes in connection with the transaction.

      9.23 Employment Agreements. The Shareholders of Seller who own all of the outstanding stock of Seller will enter into employment contracts, with non-competes, in the form of Schedule 9.23, with an annual salary of One Hundred Ten Thousand ($110,000) each.

            Each Owner will be entitled to a bonus as follows:

            o Zero percent (0%) for less than Seven Hundred Fifty Thousand ($750,000) Dollars after tax net profit for the offices supervised by them.

            o Five percent (5%) of after tax net profit if after tax net profit is Seven Hundred Fifty Thousand ($750,000) Dollars or more but under One Million ($1,000,000) Dollars.

            o Seven percent (7%) of after tax net profit if after tax net profit is One Million ($1,000,000) Dollars or more.

            The Owners will manage the current offices and any expanded operations generated by them with the consent of Buyer.

      IN WITNESS WHEREOF, the parties hereto set forth below their signatures and seals:


                                   APPROVED RESIDENTIAL MORTGAGE, INC.

                                   By: /s/ Allen D. Wykle, President   (SEAL)
                                      ---------------------------------


                                   FUNDING CENTER OF GEORGIA, INC.

                                   By: /s/ David J. Talesnick          (SEAL)
                                      ---------------------------------
                                      David Talesnick, President


                                   /s/ Preston Tunis                   (SEAL)
                                   ------------------------------------
                                   Preston Tunis, Shareholder


                                   /s/ David J. Talesnick              (SEAL)
                                   ------------------------------------
                                   David Talesnick, Shareholder